Exhibit 99.1

News Release

Rockwell Collins reports fourth quarter fiscal year 2017 financial results

•	Cash provided by operating activities for the full year increases 75% (40% organically)

•	Full year sales increase 30% (3% organically)

CEDAR RAPIDS, Iowa (October 27, 2017) - Rockwell Collins, Inc. (NYSE: COL) today reported sales for the fourth quarter of fiscal year 2017 of $2.193 billion, a 52% increase from the same period in fiscal year 2016, or 3% organic growth excluding $711 million of revenue from the acquisition of B/E Aerospace. Fourth quarter fiscal year 2017 earnings per share from continuing operations was $1.29 compared to $1.58 in the prior year's quarter. Adjusted earnings per share for the fourth quarter fiscal year 2017 was $1.80 compared to $1.63 in the prior year's quarter (see the supplemental schedule in this press release for a reconciliation between GAAP earnings per share and adjusted earnings per share).

Fiscal year 2017 sales increased 30% to $6.822 billion, or 3% growth excluding $1.406 billion of revenue from the acquisition of B/E Aerospace. Earnings per share from continuing operations was $4.79 compared to $5.50 in the prior year. Adjusted earnings per share for 2017 increased 8% to $6.15 compared to $5.70 in the prior year (see the supplemental schedule in this press release for a reconciliation between GAAP earnings per share and adjusted earnings per share). Cash provided by operating activities was $1.264 billion, a 75% increase from the prior year. Primarily as a result of the significant increase in cash provided by operating activities, employee incentive compensation costs increased $27 million after taxes, or $0.18 per share, from fiscal year 2016 excluding employee incentive compensation costs from the acquisition of B/E Aerospace.

"Our fourth quarter results capped off a strong year of financial performance," said Rockwell Collins Chairman, President, and Chief Executive Officer, Kelly Ortberg. "We met or exceeded the guidance ranges we established at the beginning of the year for sales and operating margins, and our cash flow results were particularly strong. In addition, I'm pleased with the performance of our new Interior Systems business as we achieved all of our integration and financial goals for the year."

Following is a discussion of fiscal year 2017 fourth quarter sales and earnings for each business segment.

Interior Systems

Interior Systems, which supplies a comprehensive portfolio of cabin interior products and services to aircraft manufacturers and airlines worldwide, achieved 2017 fourth quarter results as summarized below.

(dollars in millions)	Q4 FY 17
Interior Systems sales
Interior Products and Services	$421
Aircraft Seating	290
Total Interior Systems sales	$711

Operating earnings	$94
Operating margin rate	13.2%

B/E Aerospace, which was acquired on April 13, 2017, represents the entirety of the Interior Systems segment and contributed $711 million of sales and $94 million of operating earnings to the fourth quarter of 2017. Interior Systems operating earnings for the fourth quarter of 2017 includes $60 million of intangible asset amortization expense and $30 million of amortization expense for inventory fair value adjustments, partially offset by $27 million of income from the amortization of acquired contract liabilities.

On a pro-forma basis, sales for Interior Systems increased 3% in the six months ended September 30, 2017, and decreased 3% in the fourth quarter compared to the same periods in the prior year. The decrease in pro-forma sales in the fourth quarter was primarily attributable to lower super first class and retrofit seating sales, partially offset by higher original equipment deliveries for Airbus A350 galleys and Boeing 737 advanced lavatories.

Commercial Systems

Commercial Systems, which provides aviation electronics systems, products and services to air transport, business and regional aircraft manufacturers and airlines worldwide, achieved 2017 fourth quarter results as summarized below.

(dollars in millions)	Q4 FY 17	Q4 FY 16	Inc/(Dec)
Commercial Systems sales
Original equipment	$358	$351	2%
Aftermarket	255	251	2%
Wide-body in-flight entertainment	4	8	(50)%
Total Commercial Systems sales	$617	$610	1%

Operating earnings	$118	$130	(9)%
Operating margin rate	19.1%	21.3%	(220) bps

•
Original equipment sales increased due to higher product deliveries in support of the Boeing 737 program, partially offset by lower product deliveries for international regional jet programs and lower customer-funded development program revenues.

•	Aftermarket sales increased due to higher regulatory mandate upgrade sales and higher flight deck retrofit sales, partially offset by lower used aircraft equipment sales.

•	Commercial Systems operating earnings and operating margin decreased due to:

◦	$20 million of higher employee incentive compensation costs

◦	$5 million of employee severance costs due to a facility closure

◦	$3 million of asset write-offs due to the bankruptcy of an international customer

◦	The above items were partially offset by increased earnings from higher sales volume and favorable margin mix

Government Systems

Government Systems provides a broad range of electronic products, systems and services to customers including the U.S. Department of Defense, other government agencies, civil agencies, defense contractors and ministries of defense around the world. Results from the fourth quarter of 2017 are summarized below.

(dollars in millions)	Q4 FY 17	Q4 FY 16	Inc/(Dec)
Government Systems sales
Avionics	$444	$457	(3)%
Communication and Navigation	238	205	16%
Total Government Systems sales	$682	$662	3%

Operating earnings	$163	$168	(3)%
Operating margin rate	23.9%	25.4%	(150) bps

•	Avionics sales decreased due to the wind-down of legacy tanker hardware deliveries and lower deliveries for various fighter platforms, partially offset by higher development program sales.

•	Communication and Navigation sales increased due to higher legacy communication product deliveries, higher test and training range sales, and higher deliveries of GPS-related products.

•	Operating earnings and operating margin decreased due to $16 million of higher employee incentive compensation costs, partially offset by increased earnings from higher sales volume.

Information Management Services

Information Management Services (IMS) provides communication services, systems integration and security solutions across the aviation, airport, rail and nuclear security markets. Results from the fourth quarter of 2017 are summarized below.

(dollars in millions)	Q4 FY 17	Q4 FY 16	Inc/(Dec)
Information Management Services sales	$183	$173	6%

Operating earnings	$32	$28	14%
Operating margin rate	17.5%	16.2%	130 bps

•
IMS sales increased due to 11% growth in aviation-related revenues driven by increased usage of connectivity services, partially offset by a decline of non-aviation revenues of 6% due primarily to lower rail program revenues.

•	IMS operating earnings and operating margin increased due to higher sales volume, partially offset by higher employee incentive compensation costs.

Corporate and Financial Highlights

Income Taxes
The Company's effective income tax rate on GAAP earnings was 22.3% for the fourth quarter of fiscal year 2017 compared to a rate of 29.7% for the same period last year. The current year effective income tax rate for the fourth quarter was lower than the prior year due to the jurisdictional mix of income as a result of the B/E Aerospace acquisition. The Company's effective income tax rate on adjusted earnings was 24.0% in the fourth quarter, compared to 30.1% in the prior year's quarter. See the supplemental schedule included in this press release for a reconciliation between the effective income tax rate on GAAP earnings and the effective income tax rate on adjusted earnings.

Cash Flow
Cash provided by operating activities was $1,264 million for fiscal year 2017, compared to $723 million in fiscal year 2016. The increase in cash provided by operating activities was due primarily to operating cash flow from the acquisition of B/E Aerospace, as well as higher cash collections from customers in the Company's other segments, partially offset by higher income tax payments and payments for B/E Aerospace acquisition-related expenses. Excluding the acquisition of B/E Aerospace, cash provided by operating activities increased $286 million, or 40%, from fiscal year 2016.

The Company paid a dividend on its common stock of 33 cents per share, or $54 million, in the fourth quarter of 2017.

Non-GAAP Financial Information
See the supplemental schedule included in this press release for a reconciliation of non-GAAP measures including adjusted earnings per share, adjusted income from continuing operations, and effective income tax rate on adjusted earnings.

Conference Call
In light of the pending acquisition of Rockwell Collins by United Technologies Corporation ("UTC"), the Company will not hold a conference call for its quarterly results for the fourth quarter, and will not be issuing guidance for fiscal year 2018. The Company plans to file its Form 10-K for fiscal year 2017 with the SEC on or about November 14, 2017.

Business Highlights

Rockwell Collins awarded follow-on order from U.S. Army for 101 HMS Manpack radios
The U.S. Army Program Executive Office C3T selected Rockwell Collins to produce 101 Handheld, Manpack and Small Form Factor (HMS) Manpack radios and ancillaries.

Rockwell Collins received support award from Airbus for continued excellence and customer-oriented support
Rockwell Collins was named the top supplier for the Airbus Support Award in the category of Systems and Equipment, Cabin and Propulsion.

Rockwell Collins signed agreement to bring Inmarsat’s SwiftBroadband-Safety to global air transport industry
Inmarsat, the world’s leading provider of global mobile satellite communications, signed a strategic agreement with Rockwell Collins for the global distribution of its next-generation SwiftBroadband-Safety flight deck connectivity solution.

Rockwell Collins selected to support avionics for U.S. Special Operations Command
Rockwell Collins was awarded a five-year, $30.7 million contract by the Technology Application Contracting Office to provide avionics repair and logistics, field service support and spares management for Rockwell Collins’ Common Avionics Architecture System.

U.S. Customs and Border Protection selected Rockwell Collins’ ARINC Border Management Solutions to enhance security and improve passenger processing
U.S. Customs and Border Protection chose Rockwell Collins’ ARINC Border Management Solutions as a supplier of Advance Passenger Information and Passenger Name Record data from worldwide airlines for enhanced management, control and protection of the nation's borders.

Rockwell Collins awarded contract to provide Visual Display Systems for French Air Force FOMEDEC program
Rockwell Collins will be playing a key role in the French Air Force FOMEDEC training program by providing a robust, proven and state-of-the-art visual display system for the Pilatus PC-21 simulators.

Thirteen airports in Mexico to implement Rockwell Collins’ ARINC passenger reconciliation system
Rockwell Collins’ ARINC VeriPax™ was selected by Grupo Aeroportuario del Centro Norte, known as OMA, for the implementation of the passenger reconciliation system in the 13 airports that OMA operates in Mexico.

Rockwell Collins awarded three-year contract for CRIIS program
Rockwell Collins was awarded an Interim Contractor Support contract by the CRIIS System Program Office at Eglin Air Force Base that includes field support, repair and security maintenance of the currently fielded CRIIS program.

About Rockwell Collins
Rockwell Collins (NYSE: COL) is a leader in aviation and high-integrity solutions for commercial and military customers around the world. Every day we help pilots safely and reliably navigate to the far corners of the earth; keep warfighters aware and informed in battle; deliver millions of messages for airlines and airports; and help passengers stay connected and comfortable throughout their journey. As experts in flight deck avionics, cabin electronics, cabin interiors, information management, mission communications, and simulation and training, we offer a comprehensive portfolio of products and services that can transform our customers' futures. To find out more, please visit www.rockwellcollins.com.

Safe Harbor Statement
This press release contains statements, including statements regarding the proposed acquisition of Rockwell Collins by UTC, that are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those projected as a result of certain risks and uncertainties, including but not limited to those detailed from time to time in our SEC filings. These risks include but are not limited to: the financial condition of our customers and suppliers, including bankruptcies; the health of the global economy, including potential deterioration in economic and financial market conditions; adjustments to the commercial OEM production rates and the aftermarket; the impacts of natural disasters and pandemics, including operational disruption, potential supply shortages and other economic impacts; cybersecurity threats, including the potential misappropriation of assets or sensitive information, corruption of data or operational disruption; delays related to the award of domestic and international contracts; delays in customer programs, including new aircraft programs entering service later than anticipated; the continued support for military transformation and modernization programs; potential impact of volatility in oil prices, currency exchange rates or interest rates on the commercial aerospace industry or our business; the impact of terrorist events, regional conflicts or governmental sanctions on other nations on the commercial aerospace industry; changes in domestic and foreign government spending, budgetary, procurement and trade policies adverse to our businesses; market acceptance of our new and existing technologies, products and services; reliability of and customer satisfaction with our products and services; potential unavailability of our mission-critical data and voice communication networks; unfavorable outcomes on or potential cancellation or restructuring of contracts, orders or program priorities by our customers; recruitment and retention of qualified personnel; regulatory restrictions on air travel due to environmental concerns; effective negotiation of collective bargaining agreements by us, our customers, and our suppliers; performance of our customers and subcontractors; risks inherent in development and fixed-price contracts, particularly the risk of cost overruns; risk of significant reduction to air travel or aircraft capacity beyond our forecasts; our ability to execute to internal performance plans such as restructuring activities, productivity and quality improvements and cost reduction initiatives; achievement of B/E Aerospace integration and synergy plans; continuing to maintain our planned effective tax rates; our ability to develop contract compliant systems and products on schedule and within anticipated cost estimates; risk of fines and penalties related to noncompliance with laws and regulations including compliance requirements associated with U.S. Government work, export control and environmental regulations; risk of asset impairments; our ability to win new business and convert those orders to sales within the fiscal year in accordance with our annual operating plan; the uncertainties of the outcome of lawsuits, claims and legal proceedings. Readers are cautioned not to place undue reliance on these forward-looking statements.

Media Contact:	Investor Contact:
Pam Tvrdy	Adam Palmer
319.295.0591	319.295.7575
pam.tvrdy@rockwellcollins.com	investorrelations@rockwellcollins.com

ROCKWELL COLLINS, INC.
SEGMENT SALES AND EARNINGS INFORMATION
(Unaudited)
(in millions, except per share amounts)

	Three Months Ended		Year Ended
	September 30		September 30
	2017	2016	2017	2016
Sales:
Interior Systems	$711	$—	$1,406	$—
Commercial Systems	617	610	2,418	2,395
Government Systems	682	662	2,280	2,206
Information Management Services	183	173	718	658
Total sales	$2,193	$1,445	$6,822	$5,259

Segment operating earnings:
Interior Systems	$94	$—	$174	$—
Commercial Systems	118	130	519	531
Government Systems	163	168	496	477
Information Management Services	32	28	137	107
Total segment operating earnings	407	326	1,326	1,115

Interest expense(1)	(65)	(16)	(187)	(64)
Stock-based compensation	(10)	(6)	(31)	(27)
General corporate, net	(18)	(8)	(57)	(44)
Transaction and integration costs(1)	(40)	—	(120)	—
Restructuring and asset impairment charges	—	—	—	(45)
Income from continuing operations before income taxes	274	296	931	935
Income tax expense	(61)	(88)	(226)	(208)

Income from continuing operations	$213	$208	$705	$727
Income from discontinued operations, net of taxes	—	—	—	1
Net income	$213	$208	$705	$728

Diluted earnings per share:
Continuing operations	$1.29	$1.58	$4.79	$5.50
Discontinued operations	—	—	—	0.01
Diluted earnings per share	$1.29	$1.58	$4.79	$5.51

Weighted average diluted shares outstanding	164.7	131.5	147.2	132.1
(1) During the three and twelve months ended September 30, 2017, the Company incurred $0 million and $29 million, respectively, of bridge facility fees related to the B/E Aerospace acquisition. These costs are included in Interest expense. Total transaction and integration costs (including the bridge facility fees) related to the acquisition of B/E Aerospace during the three and twelve months ended September 30, 2017 were $16 million and $125 million, respectively. In addition, during the three and twelve months ended September 30, 2017, the Company incurred transaction costs of $24 million related to the proposed acquisition of Rockwell Collins by United Technologies Corporation.

The following table summarizes sales by category for the three months and year ended September 30, 2017 and 2016 (unaudited, in millions):

	Three Months Ended		Year Ended
	September 30		September 30
	2017	2016	2017	2016
Interior Systems sales:
Interior products and services	$421	$—	$821	$—
Aircraft seating	290	—	585	—
Total Interior Systems sales	$711	$—	$1,406	$—

Commercial Systems sales:
Air transport aviation electronics:
Original equipment	$241	$219	$910	$850
Aftermarket	127	151	541	542
Wide-body in-flight entertainment	4	8	19	38
Total air transport aviation electronics	372	378	1,470	1,430

Business and regional aviation electronics:
Original equipment	117	132	477	534
Aftermarket	128	100	471	431
Total business and regional aviation electronics	245	232	948	965
Total Commercial Systems sales	$617	$610	$2,418	$2,395

Commercial Systems sales:
Total original equipment	$358	$351	$1,387	$1,384
Total aftermarket	255	251	1,012	973
Wide-body in-flight entertainment	4	8	19	38
Total Commercial Systems sales	$617	$610	$2,418	$2,395

Government Systems sales:
Avionics	$444	$457	$1,472	$1,483
Communication and Navigation	238	205	808	723
Total Government Systems sales	$682	$662	$2,280	$2,206

Information Management Services sales	$183	$173	$718	$658

Total sales	$2,193	$1,445	$6,822	$5,259

The following table summarizes total Research and Development Investment by segment and funding type for the three months and year ended September 30, 2017 and 2016 (unaudited, dollars in millions):

	Three Months Ended		Year Ended
	September 30		September 30
	2017	2016	2017	2016
Research and Development Investment
Customer-funded:
Interior Systems	$39	$—	$54	$—
Commercial Systems	63	65	262	231
Government Systems	105	97	421	381
Information Management Services	2	3	9	9
Total Customer-funded	209	165	746	621

Company-funded:
Interior Systems	56	—	112	—
Commercial Systems	49	46	143	143
Government Systems	19	23	72	79
Information Management Services (1)	—	1	—	2
Total Company-funded	124	70	327	224
Total Research and Development Expense	333	235	1,073	845
Increase in Pre-production Engineering Costs, Net	7	24	35	128
Total Research and Development Investment	$340	$259	$1,108	$973

Percent of Total Sales	15.5%	17.9%	16.2%	18.5%
(1) Research and development expenses for the Information Management Services segment do not include costs of internally developed software and other costs associated with the expansion and construction of network-related assets. These costs are capitalized as Property on the Summary Balance Sheet.

ROCKWELL COLLINS, INC.
SUMMARY BALANCE SHEET
(Unaudited)
(in millions)

	September 30
	2017	2016
Current Assets:
Cash and cash equivalents	$703	$340
Receivables, net	1,426	1,094
Inventories, net(1)	2,451	1,939
Other current assets	180	117
Total current assets	4,760	3,490

Property	1,398	1,035
Goodwill	9,158	1,919
Customer Relationship Intangible Assets	1,525	467
Other Intangible Assets	604	200
Deferred Income Tax Asset	21	219
Other Assets(2)	531	369
TOTAL ASSETS	$17,997	$7,699

Current Liabilities:
Short-term debt	$479	$740
Accounts payable	927	527
Compensation and benefits	385	269
Advance payments from customers	361	283
Accrued customer incentives	287	246
Product warranty costs	186	87
Other current liabilities	444	194
Total current liabilities	3,069	2,346

Long-term Debt, Net(2)	6,676	1,374
Retirement Benefits	1,208	1,660
Deferred Income Tax Liability	331	1
Other Liabilities	663	234
Equity	6,050	2,084
TOTAL LIABILITIES AND EQUITY	$17,997	$7,699

(1) Inventories, net is comprised of the following:
	September 30, 2017	September 30, 2016
Inventories, net:
Production inventory	$1,276	$799
Pre-production engineering costs	1,175	1,140
Total Inventories, net	$2,451	$1,939

Pre-production engineering costs include costs incurred during the development phase of a program in connection with long-term supply arrangements that contain contractual guarantees for reimbursement from customers. These costs are deferred in Inventories, net to the extent of the contractual guarantees and are amortized to customer-funded research and development expense within cost of sales over their estimated useful lives using a units-of-delivery method, up to 15 years.

(2) During the twelve months ended September 30, 2017, the Company adopted new accounting guidance requiring debt issuance costs to be presented on the Condensed Consolidated Statement of Financial Position as a deduction from the carrying amount of the related debt liability. As a result, $8 million of debt issuance costs were reclassified from Other Assets to Long-term Debt, Net as of September 30, 2016.

ROCKWELL COLLINS, INC.
CONDENSED CASH FLOW INFORMATION
(Unaudited, in millions)

	Year Ended
	September 30
	2017	2016
Operating Activities:
Net income	$705	$728
Income (loss) from discontinued operations, net of tax	—	1
Income from continuing operations	705	727
Adjustments to arrive at cash provided by operating activities:
Non-cash restructuring charges	—	6
Depreciation	168	144
Amortization of intangible assets, pre-production engineering costs and other	226	109
Amortization of acquired contract liability	(69)	—
Amortization of inventory fair value adjustment	74	—
Stock-based compensation expense	31	27
Compensation and benefits paid in common stock	67	59
Deferred income taxes	43	48
Pension plan contributions	(68)	(69)
Fair value of acquisition-related contingent consideration	—	1
Changes in assets and liabilities, excluding effects of acquisitions and foreign currency adjustments:
Receivables	121	(91)
Production inventory	(50)	(18)
Pre-production engineering costs	(94)	(177)
Accounts payable	141	38
Compensation and benefits	39	(4)
Advance payments from customers	10	(82)
Accrued customer incentives	(8)	14
Product warranty costs	(21)	(2)
Income taxes	(45)	25
Other assets and liabilities	(6)	(32)
Cash Provided by Operating Activities from Continuing Operations	1,264	723
Investing Activities:
Property additions	(240)	(193)
Acquisition of businesses, net of cash acquired	(3,429)	(17)
Other investing activities	(5)	1
Cash (Used for) Investing Activities from Continuing Operations	(3,674)	(209)
Financing Activities:
Repayment of long-term debt, including current portion	(930)	—
Repayment of acquired long-term debt	(2,119)	—
Purchases of treasury stock	(46)	(261)
Cash dividends	(194)	(172)
Increase in long-term borrowings	6,099	—
Decrease in short-term commercial paper borrowings, net	(110)	(8)
Proceeds from the exercise of stock options	64	21
Other financing activities	(5)	(2)
Cash Provided by (Used for) Financing Activities from Continuing Operations	2,759	(422)
Effect of exchange rate changes on cash and cash equivalents	14	(4)
Net Change in Cash and Cash Equivalents	363	88
Cash and Cash Equivalents at Beginning of Period	340	252
Cash and Cash Equivalents at End of Period	$703	$340

ROCKWELL COLLINS, INC.
NON-GAAP FINANCIAL INFORMATION
(Unaudited)
(in millions, except per share amounts)

Adjusted earnings per share is a non-GAAP metric and is believed to be useful to investors' understanding and assessment of our ongoing operations and performance of the B/E Aerospace acquisition, which occurred on April 13, 2017. Adjusted earnings per share excludes certain one-time and non-cash expenses that we believe are not indicative of our ongoing operating results. Adjusted earnings per share is based on a preliminary purchase price allocation of the B/E Aerospace acquisition and is subject to potential adjustments that could be material to the information presented below. In addition, adjusted earnings per share is based on the weighted average shares outstanding for fiscal year 2017, which includes the issuance of 31.2 million shares of Rockwell Collins common stock on April 13, 2017 in connection with the B/E Aerospace acquisition. Due to the timing of the share issuance, the earnings per share impact of the acquisition of B/E Aerospace is different in our annual results compared to our quarterly results. The Company also refers to certain "organic" growth measures which exclude the effect of the B/E Aerospace acquisition. The Company believes these measures are important indicators of the Company's operations for purposes of period-to-period comparison of our operating results. The non-GAAP information is not intended to be considered in isolation or as a substitute for the related GAAP measures.

A reconciliation between GAAP earnings per share and adjusted earnings per share is presented below for results in all fiscal quarters in 2017 and 2016.

	Three Months Ended
	Dec 31, 2016	Mar 31, 2017	Jun 30, 2017	Sep 30, 2017	Full Year 2017
Earnings per share from continuing operations (GAAP)	$1.10	$1.27	$1.12	$1.29	$4.79
B/E Aerospace acquisition-related expenses	0.07	0.07	0.34	0.07	0.58
United Technologies transaction expenses	—	—	—	0.09	0.10
Amortization of acquisition-related intangible assets	0.05	0.05	0.24	0.33	0.71
Amortization of B/E Aerospace acquired contract liability	—	—	(0.25)	(0.13)	(0.41)
Amortization of B/E Aerospace inventory fair value adjustment	—	—	0.19	0.15	0.38
Adjusted earnings per share from continuing operations	$1.22	$1.39	$1.64	$1.80	$6.15

	Three Months Ended
	Dec 31, 2015	Mar 31, 2016	Jun 30, 2016	Sep 30, 2016	Full Year 2016
Earnings per share from continuing operations (GAAP)	$1.00	$1.30	$1.63	$1.58	$5.50
Amortization of acquisition-related intangible assets	0.05	0.06	0.04	0.05	0.20
Adjusted earnings per share from continuing operations	$1.05	$1.36	$1.67	$1.63	$5.70

The below tables reconcile pre- and post-tax income from continuing operations on a GAAP basis with pre- and post-tax adjusted income from continuing operations for the three months and fiscal years ended September 30, 2017 and September 30, 2016.

	Three Months Ended				Fiscal Year Ended
	September 30, 2017				September 30, 2017
(dollars in millions)	Pre-tax	Tax Expense	Net	Tax Rate	Pre-tax	Tax Expense	Net	Tax Rate
Income from continuing operations (GAAP)	$274	$61	$213	22.3%	$931	$226	$705	24.3%
B/E Aerospace acquisition-related expenses	16	4	12		125	39	86
United Technologies transaction expenses	24	9	15		24	9	15
Amortization of acquisition-related intangible assets	74	20	54		149	45	104
Amortization of B/E Aerospace acquired contract liability	(27)	(5)	(22)		(69)	(8)	(61)
Amortization of B/E Aerospace inventory fair value adjustment	30	5	25		74	18	56
Adjusted income from continuing operations	$391	$94	$297	24.0%	$1,234	$329	$905	26.7%

	Three Months Ended				Fiscal Year Ended
	September 30, 2016				September 30, 2016
(dollars in millions)	Pre-tax	Tax Expense	Net	Tax Rate	Pre-tax	Tax Expense	Net	Tax Rate
Income from continuing operations (GAAP)	$296	$88	$208	29.7%	$935	$208	$727	22.2%
Amortization of acquisition-related intangible assets	10	4	6		42	16	26
Adjusted income from continuing operations	$306	$92	$214	30.1%	$977	$224	$753	22.9%